UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

LEVEL 3 COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35134	47-0210602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 31, 2014, Level 3 Communications, Inc., a Delaware corporation (the “Company” or “Level 3”) announced that it had completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2014, by and among the Company, Saturn Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 1”), Saturn Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”) and tw telecom inc., a Delaware corporation (“tw telecom”).

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to the Credit Agreement

On October 31, 2014, Level 3 Financing, Inc. (“Level 3 Financing”), a Delaware corporation and a wholly owned subsidiary of the Company, entered into a ninth amendment agreement (the “Ninth Amendment Agreement”) to the Existing Credit Agreement (as defined below) to incur $2,000,000,000 in aggregate borrowings under the Existing Credit Agreement through a new Tranche B 2022 Term Loan (the “Additional Tranche”). The net proceeds of the Additional Tranche were used to pay the cash portion of the consideration in the Merger (as defined below). As a result of the incurrence of the Additional Tranche, the total aggregate principal amount of the loans under the Restated Credit Agreement (as defined below) is $4,610,500,000. The Additional Tranche matures on January 31, 2022.

The Additional Tranche has an interest rate, in the case of any ABR Borrowing (as defined in the Restated Credit Agreement), equal to (a) the greater of (i) the Prime Rate (as defined in the Restated Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Restated Credit Agreement) in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate (as defined in the Restated Credit Agreement) for a one month interest period on such day and (y) 1.0%, plus (B) 1.0%, plus (b) 2.5% per annum.  In the case of any Eurodollar Borrowing (as defined in the Restated Credit Agreement), the Additional Tranche bears interest at the LIBO Rate for the interest period for such borrowing plus 3.5% per annum. The “LIBO Rate” (as defined in the Restated Credit Agreement) in respect of any applicable interest period for loans under the Additional Tranche will be deemed to be 1.00% per annum if the LIBO Rate for such interest period calculated pursuant to the provisions in the Restated Credit Agreement would otherwise be less than 1.00% per annum.

The Company, as guarantor, Level 3 Financing, as borrower, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and certain other agents and certain lenders are party to that certain Credit Agreement, dated as of March 13, 2007, as amended and restated by that certain Eighth Amendment Agreement, dated as of October 4, 2013 (the “Existing Credit Agreement”). The Existing Credit Agreement as further amended and restated by the Ninth Amendment Agreement is referred to as the “Restated Credit Agreement.”

Level 3 Financing’s obligations under the Additional Tranche are, subject to certain exceptions, secured by certain of the assets of (i) the Company and (ii) certain of the Company’s material domestic subsidiaries which are engaged in the telecommunications business, including Level 3 Communications, LLC, an indirect, wholly owned subsidiary of the Company (“Level 3 LLC”). The Company and certain of its subsidiaries, including Level 3 LLC, have also guaranteed the obligations of Level 3 Financing under the Additional Tranche.

The restrictive covenants and events of default contained in the Restated Credit Agreement are materially the same as the Existing Credit Agreement, other than amendments to the Restated Credit Agreement to provide that the Company or any of its Restricted Subsidiaries (as defined in the Restated Credit Agreement) or Level 3 Financing or any Borrower Restricted Subsidiary (as defined in the Restated Credit Agreement) may incur indebtedness under credit facilities at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries or of the Borrower and the Borrower Restricted Subsidiaries (in each case as defined in the Restated Credit Agreement), as applicable, subject to the other terms and conditions set forth in the Restated Credit Agreement.

Such amendments will not become effective until such time in the future as Level 3 Financing obtains the consent of such additional Lenders that, taken together with the Tranche B 2022 Term Lenders, will constitute the Required Lenders (as defined in the Restated Credit Agreement).

The foregoing description of the Ninth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Ninth Amendment Agreement and the accompanying Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

In addition to the Ninth Amendment Agreement, in connection with the incurrence of the Additional Tranche and the lending of the proceeds thereof by Level 3 Financing to Level 3 LLC, Level 3 Financing and Level 3 LLC entered into an Amended and Restated Loan Proceeds Note with a principal amount of $4,610,500,000, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Notes Assumption

On July 29, 2014, Level 3 Escrow II, Inc., an indirect, wholly owned subsidiary of Level 3  (“Level 3 Escrow”), entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), in connection with Level 3 Escrow’s issuance of $1.0 billion in aggregate principal amount of its 5.375% Senior Notes due 2022 (the “5.375 Senior Notes”).  The proceeds from the issuance of the 5.375% Senior Notes were deposited into an escrow account by Level 3 Escrow.

On October 31, 2014, following the consummation of the Mergers and the satisfaction of certain escrow conditions, Level 3 Escrow’s obligations under the 5.375% Senior Notes were assumed by Level 3 Financing (the “Notes Assumption”), and the funds were released from the escrow account for the purposes described below.  On October 31, 2014, Level 3 Financing entered into a Supplemental Indenture (the “Securities Assumption Supplemental Indenture”), dated as of October 31, 2014, to the Indenture with Level 3 Financing, the Company, Level 3 LLC and the Trustee, providing for the assumption by Level 3 Financing of the obligations of Level 3 Escrow under the 5.375% Senior Notes and the Indenture and the unconditional guarantee by the Company and Level 3 LLC of Level 3 Financing’s obligations under the Indenture and the 5.375% Senior Notes. A copy of the Securities Assumption Supplemental Indenture is attached as Exhibit 4.2 hereto and is incorporated by reference herein.

On October 31, 2014, Level 3 Financing entered into an additional Supplemental Indenture (the “Subordination Supplemental Indenture”), dated as of October 31, 2014, to the Indenture.  The Subordination Supplemental Indenture was entered into among Level 3 Financing, the Company, Level 3 LLC and the Trustee.  Pursuant to the Subordination Supplemental Indenture, the unconditional, unsecured guaranty of Level 3 LLC of the 5.375% Senior Notes is subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC to all obligations of Level 3 LLC under the Restated Credit Agreement (as may be further amended, amended and restated or otherwise modified from time to time). A copy of the Subordination Supplemental Indenture is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

The 5.375% Senior Notes are senior unsecured obligations of Level 3 Financing, ranking equal in right of payment with all other senior unsecured indebtedness of Level 3 Financing, and the Company and Level 3 LLC are guarantors of the 5.375% Senior Notes. The 5.375% Senior Notes mature on August 15, 2022.  Interest on the 5.375% Senior Notes is payable on May 15 and November 15 each year, beginning on November 15, 2014.

The gross proceeds from the offering were used to pay the cash portion of the Merger Consideration (as defined below) to the tw telecom stockholders in connection with the consummation of the Merger (as defined below) and to refinance certain existing indebtedness of tw telecom in connection with the closing of the Merger.

The 5.375% Senior Notes are subject to redemption at the option of Level 3 Financing, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, (i) prior to August 15, 2017, at 100% of the principal amount of 5.375% Senior Notes so redeemed plus (A) the applicable make-whole premium set forth in the Indenture, as of the redemption date and (B) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date, and (ii) on and after August 15, 2017, at the redemption prices set forth below, plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date. The redemption price (expressed as a percentage of principal amount) for the 5.375% Senior Notes if redeemed during the twelve months beginning (i) August 15, 2017 is 102.688%, (ii) August 15, 2018 is 101.344% and (iii) August 15, 2019 and thereafter is 100.0%.

At any time or from time to time and on or prior to August 15, 2017, up to 40% of the original aggregate principal amount of the 5.375% Senior Notes may be redeemed at a redemption price equal to 105.375% of the principal amount of the 5.375% Senior Notes so redeemed, plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date, with the net cash proceeds contributed to the capital of Level 3 Financing from one or more private placements of the Company in one or more private placements to persons other than affiliates of Level 3 or underwritten public offerings of common stock of Level 3 resulting, in each case, in gross proceeds of at least $100 million in the aggregate. However, at least 60% of the original aggregate principal amount of the 5.375% Senior Notes must remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days following such private placement or public offering upon not less than 30 nor more than 60 days’ prior notice.

The offering of the 5.375% Senior Notes was not registered under the Securities Act of 1933, as amended, and the 5.375% Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The 5.375% Senior Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities

Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2014 and is incorporated by reference herein.

On October 31, 2014, the Company, Level 3 Financing and the initial purchasers of the 5.375% Senior Notes entered into a registration rights agreement (the “Registration Agreement”) regarding the 5.375% Senior Notes, pursuant to which the Company and Level 3 Financing agreed, among other things, to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Registration Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Agreement, a copy of which is attached as Exhibit 4.4 hereto and is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on October 31, 2014, Merger Sub 1 merged with and into tw telecom in accordance with Delaware law (the “Merger”), with tw telecom continuing as the surviving corporation (the “Surviving Corporation”).  Immediately following the Merger, the Surviving Corporation merged with and into Merger Sub 2 in accordance with Delaware law (the “Subsequent Merger” and, together with the Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving company, with the name “tw telecom, llc.”

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of tw telecom, par value $0.01 per share (“tw telecom Common Stock”) was converted into 0.7 shares (the “Stock Consideration”) of the Company’s common stock, par value $0.01 per share (“Company Common Stock”) and the right to receive $10.00 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).  In addition, at the Effective Time, (i) each outstanding option to purchase shares of tw telecom Common Stock, whether vested or unvested, was cancelled and exchanged for the Merger Consideration in respect of each share of tw telecom Common Stock subject to the option, net of the aggregate per share exercise price and less applicable withholding taxes, (ii) each outstanding restricted stock unit award, whether vested or unvested, was cancelled and exchanged for the Merger Consideration, less applicable withholding taxes, in respect of each share of tw telecom Common Stock subject to such award and (iii) each outstanding award of shares of restricted tw telecom Common Stock vested in full, was cancelled and was exchanged for the Merger Consideration, less applicable withholding taxes, in respect of each share of tw telecom Common Stock subject to such award.  Upon the effectiveness of the Subsequent Merger, tw telecom, llc became a wholly owned subsidiary of the Company.

As a result of the Merger, the Company is issuing approximately 96,868,883 shares of Company Common Stock to former holders of tw telecom Common Stock and the Company is redeeming and discharging approximately $1.8 billion aggregate principal amount of tw telecom’s outstanding consolidated debt. The shares of tw telecom Common Stock, which previously traded under the symbol “TWTC,” ceased trading on the NASDAQ Global Select

Market (“NASDAQ”) as of the close of trading on October 31, 2014 and were delisted from NASDAQ.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is subject to, and qualified in its is entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2014 and is incorporated by reference herein.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.  Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon consummation of the Mergers: (i) Albert C. Yates and Richard R. Jaros retired from the Board of Directors of the Company (the “Board”) by resigning, (ii) Irene M. Esteves, Kevin W. Mooney and Spencer B. Hays (collectively, the “tw telecom Designees”), each a director of tw telecom prior to the Mergers and each appointed to the Board in accordance with the terms of the Merger Agreement and (iii) the size of the Board was increased from 11 to 12 members.  Ms. Esteves has been appointed to serve on the Audit Committee and the Classified Business and Security Committee, Mr. Mooney has been appointed to serve on the Audit Committee and Mr. Hays has been appointed to serve on the Compensation Committee.

A brief biography of each of the tw telecom Designees is set forth below:

Irene M. Esteves served as a member of the tw board of directors (the “tw Board”) since 2014. Ms. Esteves is an experienced public company executive, having served most recently as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013, with oversight over all finance functions, including treasury, accounting, internal audit, strategic financial planning, mergers and acquisitions and investor relations. Ms. Esteves previously served as Executive Vice President and Chief Financial Officer of XL Group plc from May 2010 to June 2011. Prior to that position, Ms. Esteves served as Senior Vice President and Chief Financial Officer of Regions Financial Corporation from April 2008 to February 2010. Ms. Esteves previously served on the Board of Directors of Timberland Co. and Johnson Diversey Inc.

Kevin W. Mooney served as a member of the tw Board since 2005. Mr. Mooney has extensive experience in telecommunications operations and, as a former chief financial officer of a public telecommunications company, in accounting matters. Since October 2009, Mr. Mooney has served as President, General Markets Division, of Blackbaud, Inc., a leading provider of software and professional services to the not-for-profit market, where he previously served as Chief Commercial Officer. Prior to that, Mr. Mooney served as Chief Commercial Officer of Travelport GDS, a privately held provider of IT infrastructure and distribution services to the travel industry from August 2007 to July 2008. Prior to this position, Mr. Mooney served as Chief Financial Officer of Worldspan, L.P., a privately held transaction processing firm from March 2005 until its acquisition by Travelport GDS in August 2007.

Spencer B. Hays served as a member of the tw Board since 2007 and from 1999 to 2006. Since 2011 he served as Lead Director. Mr. Hays is a senior corporate attorney with over 25 years of experience with a large public company. Prior to his retirement, Mr. Hays served as Senior Vice President and Deputy General Counsel of Time Warner Inc., from January 2001 to March 2006. Prior to that, Mr. Hays served as Vice President and Deputy General Counsel of Time Warner Inc., from its formation in 1990 to January 2001.

The tw telecom Designees will be compensated for their services on the Board in the same manner as the other members of the Board.

In addition, upon the consummation of the Mergers, the Company reconstituted the committees of the Board of Directors as follows: (1) the Audit Committee members are Peter van Oppen (Chairman), Archie R. Clemins, Irene M. Esteves, T. Michael Glenn and Kevin W. Mooney, (2) the Classified Business and Security Committee members are Kevin P. Chilton (Chairman), James O. Ellis, Jr., Irene M. Esteves and Jeff K. Storey, (3) the Compensation Committee members are Michael J. Mahoney (Chairman), Spencer B. Hays, Peter Seah Lim Huat and Peter van Oppen, (4) the Nominating and Governance Committee members are James O. Ellis, Jr. (Chairman), Kevin P. Chilton and Steven T. Clontz, and (5) the Strategic Planning Committee members are Steven T. Clontz (Chairman) and Archie R. Clemins.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Mergers, and as previously approved by the stockholders of the Company, on October 30, 2014, the Company amended its Amended and Restated Certificate of Incorporation by filing a Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Delaware to increase to 433,333,333 the number of shares of authorized Company Common Stock.  A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events.

On October 31, 2014, the Company issued a press release announcing, among other things, the consummation of the Merger.  A copy of that press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

On October 31, 2014, the Company issued a press release relating to the distribution by tw telecom holdings inc. of notices of redemption to the holders of tw telecom holdings inc.’s 5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023.  That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference herein.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the unaudited consolidated financial statements of the Company as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated as of June 16, 2014, by and among Level 3 Communications, Inc., Saturn Merger Sub 1, LLC, Saturn Merger Sub 2, LLC and tw telecom inc.(incorporated by reference to Exhibit 2.1 of Level 3 Communications, Inc.’s Current Report on Form 8-K dated June 17, 2014).

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc.

4.1

Indenture, dated August 12, 2014 by and between Level 3 Escrow II, Inc. and The Bank of New York Mellon Trust, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2014).

4.2

Securities Assumption Supplemental Indenture, dated as of October 31, 2014, by and among Level 3 Escrow II, Inc., Level 3 Financing, Inc., Level 3 Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3

Supplemental Indenture, dated as of October 31, 2014, by and among Level 3 Communications, LLC, as guarantor, Level 3 Communications, Inc., as guarantor, Level 3 Financing, Inc., as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the subordination in any bankruptcy, liquidation or winding up proceeding of the guarantee by Level 3 Communications, LLC of the 5.375% Senior Notes due 2022 of Level 3 Financing, Inc.

4.4

Registration Agreement, dated as of October 31, 2014, by and among Level 3 Communications, Inc., Level 3 Financing, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman Sachs & Co., Jefferies LLC and J.P. Morgan Securities LLC, relating to the 5.375% Senior Notes due 2022.

10.1

Ninth Amendment Agreement to Amended and Restated Credit Agreement, dated as of October 31, 2014, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

10.2	Amended and Restated Loan Proceeds Note, dated October 31, 2011, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

99.1	Press Release of Level 3 Communications, Inc., dated October 31, 2014.

99.2	Press Release of Level 3 Communications, Inc., dated October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

Dated: November 5, 2014	By:	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President, Assistant General Counsel